                                                                     EXHIBIT 4.5



                         FORM OF TERMINATION AGREEMENT



                                  BY AND AMONG



                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

                           JITTER BUG HOLDINGS LIMITED

                        AIG ASIAN OPPORTUNITY FUND, L.P.

           AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED

                   THE OTHER SHAREHOLDERS LISTED IN SCHEDULE A

                                   SHUANG WANG

                                       AND

                                    MIN DONG




                          DATED AS OF NOVEMBER 2, 2004

                              TERMINATION AGREEMENT


THIS TERMINATION AGREEMENT (this "AGREEMENT") dated as of November 2, 2004 is entered into by and among:

(1) NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED, a company established under the laws of the Cayman Islands with limited liability and having its registered office at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies, and registered as an overseas company in Hong Kong having its principal place of business in Hong Kong at Unit 2501, Worldwide House, 19 Des Voeux Road Central, Hong Kong (the "COMPANY");

(2) JITTER BUG HOLDINGS LIMITED, a company established under the laws of the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("JITTER BUG");

(3) AIG ASIAN OPPORTUNITY FUND, L.P., an exempted limited partnership formed under the laws of the Cayman Islands having its registered office c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("AOF");

(4) AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED, a company established under the laws of Bermuda and having its registered office at American International Building, 29 Richmond Road, Pembroke, Bermuda HM 08, Bermuda ("AIAB");

(5)      THE OTHER SHAREHOLDERS LISTED IN SCHEDULE A HERETO (the "OTHER
         SHAREHOLDERS");

(6) SHUANG WANG ("MR. WANG"), with an office at Unit 2501, Worldwide House, 19 Des Voeux Road Central, Hong Kong; and

(7) MIN DONG ("MS. DONG"), with an office at Unit 2501, Worldwide House, 19 Des Voeux Road Central, Hong Kong.

WITNESSETH:

WHEREAS, the parties hereto are parties to a certain Shareholders' Agreement dated October 22, 2003 (the "SHAREHOLDERS' Agreement").

WHEREAS, the parties hereto are parties to the sale and purchase agreements and share subscription agreements listed on Schedule B hereto (the "SCHEDULE B AGREEMENTS").

WHEREAS, the Company intends to conduct an initial public offering of American Depositary Shares (the "ADSs") and list the ADSs on the Nasdaq National Market (the "OFFERING").

WHEREAS, in order to facilitate the Offering, the parties hereto wish to terminate the Shareholders' Agreement and the Schedule B Agreements on the conditions and with the exceptions set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, each of the parties hereto hereby agrees as follows:

1.       DEFINITIONS

         Terms defined in the Shareholders' Agreement are used herein as defined therein, unless otherwise provided herein.

2.       COMMENCEMENT AND TERMINATION OF THIS AGREEMENT

2.1 Subject to Section 4 hereof, this Agreement shall be effective immediately prior to the execution of the Underwriting Agreement (the "UNDERWRITING AGREEMENT") among the several underwriters named in Schedule I thereto, the persons named in Schedule II thereto and the Company in connection with the Offering.

2.2 If the closing of the Offering (the "CLOSING") does not occur by February 28, 2005, this Agreement shall immediately terminate, and such termination, release, discharge and other promises in Section 3.1 hereof shall be null and void ab initio and the Shareholders' Agreement and the Schedule B Agreements shall be, and continue to be, valid, binding and subsisting in all respects at all times as if the provisions in Sections 3.1, 5 and 6 hereof had not come into effect at any time. Notwithstanding anything herein to the contrary, Section 4 hereof shall be effective as of the date of this Agreement and shall survive termination thereof pursuant to this Section 2.2. For the avoidance of doubt, each of the parties hereto agrees that in the event that the Closing does not occur by February 28, 2005, the parties hereto shall be bound by, and entitled to the rights and remedies under, the terms and conditions set out in the Shareholders' Agreement and the Schedule B Agreements.

3.       TERMINATION

3.1 Subject to Section 3.2 hereof, each of the parties hereto agrees that each of the Shareholders' Agreement and the Schedule B Agreements shall be terminated and all of the respective rights and obligations of the parties thereto shall become null and void and be of no further effect. Upon such termination of the Shareholders' Agreement and the Schedule B Agreements, each of the parties hereto releases and discharges the other parties from all responsibilities and obligations under the Shareholders' Agreement and the Schedule B Agreements and from all sums of money, accounts, actions, proceedings, claims and demands whatsoever which any of them may have against each of the others for or by reason or in respect of any act, obligation, matter or thing arising out of the Shareholders' Agreement or any of the Schedule B Agreements.

3.2 Notwithstanding Section 3.1 hereof, the rights and remedies of AOF, AIAB and the Other Shareholders arising prior to the date hereof to seek relief from the Company, Jitter Bug, Mr. Wang and Ms. Dong for any loss or damage sustained due to a breach, as of the indicated date, of a representation or warranty set forth in the following clauses and schedules shall not be affected (terms used in this Section 3.2 are defined in Schedule B hereto):

         (a)      Clause 15 of the Shareholders' Agreement as of October 22,
2003;

         (b) Clauses 5(a), 10.1, 10.3 and Schedule 4 of the Titan Sale and Purchase Agreement, as of October 3, 2003, and as of the Completion Date stated therein;

         (c) Clauses 10.1, 10.3, 11.1, 11.3 and Schedule 5 of the CEA/MMFI Sale and Purchase Agreement as of October 8, 2003, and as of the Completion Date stated therein;

         (d) Clauses 6.1, 6.2, 6.4, 6.5 and Schedule 3 of the Ever Praise Subscription Agreement as of October 8, 2003, and as of the Completion Date stated therein;

         (e) Clauses 5.1, 5.3 to 5.8 and Schedule 5 of the AIG Share Subscription Agreement as of October 9, 2003, and as of the Completion Date stated therein;

         (f) Clauses 5(a), 10.1, 10.3 and Schedule 3 of the Huitung Sale and Purchase Agreement, as of October 16, 2003, and as of the Completion Date stated therein; and

         (g) Clauses 7.1, 7.2, 7.4, 7.5 and Schedule 4 of each of the Titan Subscription Agreement and the Ferndale Subscription Agreement, in each case as of December 11, 2003 and as of the respective Completion Dates stated therein;

3.3 Each party hereto confirms that the respective put options granted by Jitter Bug and the Company to AOF and AIAB, and to the Other Shareholders pursuant to the Schedule B Agreements, are hereby made null and void.

4.       CONSENT AND WAIVER TO SALES

4.1 Each of the parties hereto hereby consents to the Offering, including sales of ADSs by the parties hereto.

4.2 Each of the Shareholders (as defined below) hereby acknowledges and waives any and all rights it may have with respect to:

         (a) the sale (the "2002 SALE") by Jitter Bug of a 6% equity interest in the Company, pursuant to four agreements, each dated as of February 22, 2002, by and between Jitter Bug and each of Xiaoguang Ren, Bolin Wu, Tommy Siu Lun Fork and Ping

Sun Lee, for an aggregate consideration of HK$40, and the subsequent transfer by Jitter Bug of 330,000 ordinary shares to Messrs. Ren, Wu, Fork and Lee, representing such 6% equity interest;

         (b) the issuance of ordinary shares by the Company pursuant to the exercise of vested share options granted under the Company's Employee Share Option Scheme adopted by the Company on November 18, 2003;

         (c) the issuance of three ordinary shares by the Company to AOF and one ordinary share to AIAB pursuant to Section 2.1 and Schedule 3 of the AIG Share Subscription Agreement; and

         (d) the issuance of 500,578 ordinary shares by the Company to Value Chain International Limited ("VALUE CHAIN") pursuant to the Value Chain Share Sale and Purchase Agreement.

4.3 For the avoidance of doubt, this Section 4 shall be effective as of the date of this Agreement and shall survive termination thereof pursuant to Section
2.2 hereof.

5.       LOCK-UP

5.1 Mr. Wang and Ms. Dong each agrees that he or she shall not make or effect any sale, assignment, exchange or transfer, or grant any option, right of first refusal or other right or interest whatsoever or enter into agreement for any of the same or otherwise dispose of, either directly or indirectly, any Shares they own as of the Closing for the period commencing from the date hereof until the earlier of (a) the date 15 months after the Closing; or (b) such date on which AOF and AIAB shall hold less than 312,002 Shares, in the aggregate.

5.2 Jitter Bug agrees that it shall not not make or effect any sale, assignment, exchange or transfer, or grant any option, right of first refusal or other right or interest whatsoever or enter into agreement for any of the same or otherwise dispose of any Shares it owns as of the Closing for the period commencing from the date hereof until the earlier of (a) the date 15 months after the Closing; or (b) such date on which AOF and AIAB shall hold less than 312,002 Shares, in the aggregate; provided, however, subject to AOF's prior written consent, Jitter Bug may sell its Shares 180 days after the Closing and prior to the expiration of the periods described in (a) and (b) above, as a part of a registered follow-on offering or private sale of ADSs or Shares by the Company and/or any of the Shareholders.

6.       RESTRICTIONS ON USE OF BUSINESS OPPORTUNITIES

6.1 For so long as the ADSs are listed on the Nasdaq National Market, the Company shall conduct an appropriate review of and approve all related party transactions on an ongoing basis. The Company shall utilize the audit committee of the board of directors (the "BOARD") of the Company for such review and approval.

6.2 Each of Jitter Bug, Mr. Wang and Ms. Dong hereby undertakes that, during the period commencing on the date hereof and expiring on the date two years after the last day of:

         (a) with respect to Jitter Bug, the day on which it beneficially owns less than 5% of the outstanding capital stock of the Company or any of its subsidiaries; and

         (b) with respect to Mr. Wang and Ms. Dong, the day on which Mr. Wang and Mr. Dong together beneficially own less than 1% of the outstanding capital stock of the Company and each ceases to be a director or officer of the Company or any of its subsidiaries;

neither Jitter Bug, Mr. Wang nor Ms. Dong shall, without the Company's prior written consent, (i) within the People's Republic of China (which, for the purpose of this Agreement, includes Hong Kong, Macau and Taiwan) directly or indirectly carry on or be engaged in any activity or business which shall be in competition with the business of the Company; or (ii) solicit or entice away, or endeavour to solicit or entice away, any employee of the Company or any of its subsidiaries.


7.       MISCELLANEOUS.

7.1 Due Authorization. Each of the Shareholders and the Company hereby represents and warrants that it has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the Shareholders and the Company shall be binding upon the successors, assigns, heirs or personal representatives of the Shareholders.

7.2 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with Hong Kong law, and the parties agree to submit to the non-exclusive jurisdiction of the Hong Kong courts.

7.4 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections and schedules shall, unless otherwise provided, refer to sections hereof and schedules attached hereto, all of which schedules are incorporated herein by this reference.

7.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance), only with the written consent of the parties hereto. Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon each party hereto.

7.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.7 Entire Agreement. This Agreement, together with all schedules hereto, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties hereto with respect to the subject matter hereof.

7.8 Further Assurances. From and after the date of this Agreement, each of the parties hereto shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

7.9      Notice; Service of Process.

         (a) All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier, mailed by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed) at the address set forth next to each party's name on page 1 hereto or the address set forth opposite each party's name in Schedule A hereto, as the case may be.

         (b) Each of the parties hereto hereby irrevocably authorizes and appoints the agent described below opposite its name (or such other person being resident of or incorporated in Hong Kong as it may by notice to the other parties substitute) to accept service of all legal process arising out of or in connection with this Agreement and service on such agent (or such substitute) shall be deemed to be service on the party concerned.


NAME                                                    ADDRESS AND FAX NUMBER
----                                                    ----------------------
-   Ninetowns Digital World Trade Holdings         Ninetowns Digital World Trade Holdings Limited
    Limited                                        Unit 2501, Worldwide House
-   Jitter Bug Holdings Limited                    No. 19 Des Voeux Road Central
-   Wang Shuang
-   Dong Min                                       Fax:  (852) 2868 4483
-   Ever Praise Holdings Limited
-   Titan I Venture Capital Co., Ltd.
-   Titan II Venture Capital Co., Ltd.
-   CFM Investments Limited-CFM Greater
    China Fund

-   UOB Venture (Shenzhen) Limited
-   Huitung Investments (BVI) Limited
-   Value Chain International Limited
-   Ferndale Associates Limited
-   AIG Asian Opportunity G.P., L.L.C., in its          AIG Global Investment Corporation (Asia) Ltd.
    capacity as general partner for AIG Asian           Suites 3601 & 10-12
    Opportunity Fund, L.P.                              One Pacific Place
                                                        88 Queensway
-   American International Assurance Company            Hong Kong
    (Bermuda) Limited
                                                        Fax number:  (852) 2893 6606

China Equity Associates L.P.                            Suez Asia Holdings (Hong Kong) Limited
                                                        Suite 5004
                                                        One Exchange Square,
                                                        8 Connaught Place
                                                        Central
                                                        Hong Kong

                                                        Fax number:  (852) 2119 9786

MMFI Capi Venture Investments Limited                   JAIC
                                                        Suite 1112
                                                        Two Pacific Place
                                                        88 Queensway
                                                        Admiralty
                                                        Hong Kong

                                                        Fax number:  (852) 2509 3025

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day shown on the first page of this Agreement.

                                    NINETOWNS DIGITAL WORLD TRADE
                                    HOLDINGS LIMITED


                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:


                                    JITTER BUG HOLDINGS LIMITED


                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:


                                    AIG ASIAN OPPORTUNITY G.P., L.L.C., in its capacity as general partner for AIG ASIAN OPPORTUNITY FUND, L.P.


                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:

                                    AMERICAN INTERNATIONAL ASSURANCE
                                    COMPANY (BERMUDA) LIMITED



                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:



                                    EVER PRAISE HOLDINGS LIMITED



                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:



                                    TITAN I VENTURE CAPITAL CO., LTD.


                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:




                                    TITAN II VENTURE CAPITAL CO., LTD.



                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:

                                    CFM INVESTMENTS LIMITED-CFM GREATER
                                    CHINA FUND




                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:



                                    CHINA EQUITY PARTNERS LIMITED, as general partner for CHINA EQUITY ASSOCIATES L.P.



                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:



                                    MMFI CAPI VENTURE INVESTMENTS LIMITED



                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:



                                    UOB VENTURE (SHENZHEN) LIMITED


                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:

                                    HUITUNG INVESTMENTS (BVI) LIMITED



                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:



                                    FERNDALE ASSOCIATES LIMITED


                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:



                                    VALUE CHAIN INTERNATIONAL LIMITED


                                    By:
                                        ------------------------------------

                                        Name:
                                        Title:





                                    ----------------------------------------
                                    SHUANG WANG




                                    ----------------------------------------
                                    MIN DONG

                                   SCHEDULE A
                               OTHER SHAREHOLDERS

     Company Name                   Notice Address                           Jurisdiction
     ------------                   --------------                           ------------
1.   EVER PRAISE HOLDINGS LIMITED   Room 701, Euro Trade Centre              British Virgin Islands
                                    21-23 Des Voeux Road Central
                                    Hong Kong

2.   TITAN I VENTURE CAPITAL        10/F., 6 Tun Hwa N. Road                 Taiwan
     CO., LTD.                      Taipei
                                    Taiwan

3.   TITAN II VENTURE CAPITAL       10/F., 6 Tun Hwa N. Road                 Taiwan
     CO., LTD.                      Taipei
                                    Taiwan

4.   CFM INVESTMENTS LIMITED-CFM    3/F., 36C Bermuda House                  Cayman Islands
     GREATER CHINA FUND             Dr. Roy's Drive, George Town
                                    Grand Cayman, Cayman Islands
                                    British, West Indies

5.   CHINA EQUITY ASSOCIATES L.P.   Suite 5004                               Cayman Islands
                                    One Exchange Square
                                    8 Connaught Place
                                    Central
                                    Hong Kong

6.   MMFI CAPI VENTURE              Suite 1112                               British Virgin Islands
     INVESTMENTS LIMITED            Two Pacific Place
                                    88 Queensway
                                    Admiralty
                                    Hong Kong

7.   UOB VENTURE (SHENZHEN)         SZVC UOB Venture Management Co., Ltd.    Mauritius
     LIMITED                        Fl. 11, Investment Building, No.
                                    4009, Shennan Road
                                    Futian Central District, Shenzhen,
                                    P.R. China 518026
                                    Gen Line: (86) 755 82912888
                                    Fax: (86) 755 8291 2880
                                    Attention: Mr. Yew Seng  Lim and Ms.
                                    Alina Tao

8.   HUITUNG INVESTMENTS (BVI)      P.O. Box 3140                            British Virgin Islands
     LIMITED                        Road Town, Tortola
                                    British Virgin Islands

9.   FERNDALE ASSOCIATES LIMITED    P.O. Box 81-885 Taipei                   British Virgin Islands
                                    Taipei City, Taiwan 105

10.  VALUE CHAIN INTERNATIONAL      c/o Offshore Incorporations Limited      British Virgin Islands
     LIMITED                        P.O. Box 957
                                    Offshore Incorporations Centre
                                    Road Town, Tortola
                                    British Virgin Islands

                                   SCHEDULE B
                              SCHEDULE B AGREEMENTS

                  AGREEMENT                                   PARTIES                              DATE
                  ---------                                   -------                              ----
1.    Sale and Purchase Agreement relating to   Jitter Bug Holdings Limited                 October 3, 2003
      Shares in Ninetowns Digital World Trade
      Holdings Limited ("TITAN SALE AND         UOB Venture (Shenzhen) Limited
      PURCHASE AGREEMENT")
                                                Titan I Venture Capital Co., Ltd.

                                                Titan II Venture Capital Co., Ltd.

                                                CFM Investments Limited - CFM Greater
                                                China Fund

                                                Ninetowns Digital World Trade Holdings
                                                Limited


2.    Sale and Purchase Agreement relating to   Jitter Bug Holdings Limited                 October 8, 2003
      Shares in Ninetowns Digital World Trade
      Holdings Limited ("CEA/MMFI SALE AND      China Equity Associates L.P.
      PURCHASE AGREEMENT")
                                                MMFI CAPI Venture Investments Limited

                                                Ninetowns Digital World Trade Holdings
                                                Limited


3.    Subscription Agreement for 195,000        Ninetowns Digital World Trade Holdings      October 8, 2003
      Shares in Ninetowns Digital World Trade   Limited
      Holdings Limited ("EVER PRAISE
      SUBSCRIPTION AGREEMENT")                  Ever Praise Holdings Limited

4.    Share Subscription Agreement concerning   Ninetowns Digital World Trade Holdings      October 9, 2003
      624,004 Shares in Ninetowns Digital       Limited
      World Trade Holdings Limited ("AIG
      SUBSCRIPTION AGREEMENT")                  Jitter Bug Holdings Limited

                                                AIG Asian Opportunity Fund, L.P.

                                                American International Assurance Company
                                                (Bermuda) Limited

                                                Wang Shuang

                                                Dong Min

                  AGREEMENT                                   PARTIES                              DATE
                  ---------                                   -------                              ----
5.    Sale and Purchase Agreement relating to   Jitter Bug Holdings Limited                 October 16, 2003
      Shares in Ninetowns Digital World Trade
      Holdings Limited ("HUITUNG SALE AND       Huitung Investments (BVI) Limited
      PURCHASE AGREEMENT")
                                                Ninetowns Digital World Trade Holdings
                                                Limited




6.    Subscription Agreement for 93,600         Ninetowns Digital World Trade Holdings      December 11, 2003
      Shares in Ninetowns Digital World Trade   Limited
      Holdings Limited ("TITAN SUBSCRIPTION
      AGREEMENT")                               Jitter Bug Holdings Limited

                                                Titan I Venture Capital Co., Ltd.

                                                Titan II Venture Capital Co., Ltd.

                                                CFM Investments Limited-CFM Greater China
                                                Fund


7.    Subscription Agreement for 23,400         Ninetowns Digital World Trade Holdings      December 11, 2003
      Shares in Ninetowns Digital World Trade   Limited
      Holdings Limited ("FERNDALE
      SUBSCRIPTION AGREEMENT")                  Jitter Bug Holdings Limited

                                                Ferndale Associates Limited


8.    Agreement relating to the Sale and        Value Chain International Limited           June 30, 2004
      Purchase of Shares in Better Chance
      International Limited and Asia Pacific    Ninetowns Digital World Trade Holdings
      Logistics Limited ("VALUE CHAIN SHARE     Limited
      SALE AND PURCHASE AGREEMENT")
                                                Better Chance International Limited

                                                Asia Pacific Logistics Limited